US.359387005.04 Initials _____ September 29, 2023 PERSONAL AND CONFIDENTIAL Mr. James Dillard III RE: Employment Separation and Severance Perrigo Company Confidential Wavier and Release Agreement Dear Jim: Your employment with Perrigo Company will end October 31, 2023 (“Executive’s Severance Date”); you will have no continued employment opportunity with Perrigo. This Waiver and Release Agreement (“the Agreement”) is entered into by and between Perrigo Company plc (“Perrigo” or “the Company”), and James Dillard III (“you” or “Employee” or “Executive”). Perrigo will extend to Employee the severance pay and benefits described in the Perrigo Company plc U.S. Severance Policy As Amended and Restated Effective February 13, 2019 (the “Policy”). To be eligible to receive such severance pay and benefits, Executive must enter this Agreement within 45 days of Executive’s Severance Date and not timely revoke it. Benefits available to Executive as an Executive Vice President in exchange for this Agreement are summarized as follows: 1. Fifty-two (52) weeks of Employee’s ending base salary as of Executive’s Severance Date totaling the gross amount of $696,150.00. Severance will be paid in equal installments of $29,006.25, less applicable withholdings, at regularly scheduled payroll intervals, beginning with the first regularly scheduled payroll period following the expiration of the revocation period, and ending on February 29, 2024. For the avoidance of any doubt, the remaining amount of the $696,150.00 after the equal installments paid through February 29, 2024, less applicable withholdings, will be paid in a lump sum on March 15, 2024. The Company will withhold all required federal, state, and local taxes and FICA from these payments. 2. An incentive payment pro-rated based on the portion of the year that Executive was employed through Executive’s Severance Date and based on the incentive payout to be paid at the regularly scheduled annual incentive payment date of February/March of the calendar year following Executive’s Severance Date (but in no event later than March 15, 2024). The Company will withhold all required federal, state, and local taxes and FICA from this amount. 3. If Executive is enrolled in the Perrigo Company Employee Welfare Benefits Plan at Executive’s Severance Date, Executive and/or Executive’s covered family members are eligible for Company-paid group health continuation coverage under COBRA for fifty-two (52) weeks in the manner described in Section 5.3(a) of the Policy. Please refer to the Policy for further detail. Executive understands that Executive can exercise Executive’s rights to elect COBRA coverage without signing this Agreement; however, the Company will not pay for any such coverage if the Agreement is not signed and not timely revoked. See the attached Benefits At-A-Glance for contact information to begin this process. This coverage includes an executive physical. If Executive timely signs this Agreement and does not timely revoke it and timely elects COBRA coverage, the Company will pay the full costs for COBRA benefits for the 52 week period following Executive’s Severance Date or until such time as Executive becomes eligible for other health care coverage. 4. Career transition assistance of up to $15,000 if begun within 90 days following Executive’s Severance Date. You will be provided with a Benefits At-A-Glance document for contact information to begin this process. DocuSign Envelope ID: F3362FA7-CF18-48A2-9ADE-933B835CBE1A

US.359387005.04 Personal & Confidential Mr. James Dillard III September 29, 2023 Page 2 Initials _____ 5. You represent (a) that you have filed for and expect to receive tax refunds from Irish Revenue in the aggregate amount of $806,804 (the “Tax Equalization Amount”), based on the October 10, 2022 exchange rate (the “Applicable Rate”), and (b) that as of the date of this Agreement, you have not yet received any such refunds. You acknowledge and agree that you owe Perrigo the full Tax Equalization Amount, as tax equalization for the 2020 and 2021 tax years, whether or not such expected tax refunds are actually received. You (or, in the event of your death, your estate) will pay Perrigo the full amount of all tax refunds relating to the 2020 and 2021 tax years, that you receive from Irish Revenue, within 15 days of receiving such refund amount, in dollars at the Applicable Rate (unless such refund is received after payment in full of the Tax Equalization Amount pursuant to Sections 6 and 7 below). 6. If the Tax Equalization Amount is not yet paid to Perrigo in full by March 15, 2024, you agree to the following: (a) An offset of the net amount from the lump sum described in the third sentence of Paragraph 1 equal to the Tax Equalization Amount still owed to Perrigo, on March 15, 2024; and (b) An offset of the net amount from Paragraph 2 above against the remaining balance of the Tax Equalization Payment still owed to Perrigo after applying the offset described in Paragraph 6(a). 7. You agree to reimburse Perrigo directly for any remaining amount of the Tax Equalization Amount that remains outstanding after application of the offsets described in Paragraph 6(a) and (b) above by March 30, 2024. 8. You acknowledge and agree that if you die prior to paying Perrigo the full Tax Equalization Amount, (i) any unpaid amount shall be a debt of your estate, (ii) any amounts payable to your estate hereunder shall be offset by any remaining balance of the Tax Equalization Amount and (iii) any amount remaining due after application of such offset will still need to be paid by your estate (whether through the refund from Irish Revenue or otherwise). 9. You acknowledge and agree that you will fully and timely cooperate with KMPG to file your 2022 U.S. and Irish tax returns. 10. You acknowledge and agree that you are solely responsible for any penalties and interest due as a result of your late filing of your 2022 U.S. and Irish tax returns. 11. You understand and agree that you (or in the event of your death, your estate) will pay Perrigo any Irish Revenue refund related to tax equalization for the 2022 tax year within 15 business days of receiving those funds from Irish Revenue. 12. Perrigo will pay KPMG’s fees for the preparation of your 2022 U.S. and Irish tax returns. 13. General Release. In full consideration for the severance pay and benefits to be provided to Employee under this Agreement, Employee voluntarily and knowingly releases and discharges the Company, its parents, subsidiaries and Affiliates, and their respective officers, directors, shareholders, employees, subsidiaries, divisions, parent companies, employee benefit plans and fiduciaries, both past and present (the “Released Parties”), from any and all claims, debts, suits or causes of action, known or unknown, based upon any fact, circumstance, or event occurring or existing at or prior to the Eligible Employee’s execution of the Waiver and Release Agreement, including, but not limited to, any claims or actions arising out of or during the Eligible Employee’s employment with the Company and/or separation of employment, including any claim under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., as amended Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended, the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 301 et seq., as amended, the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Civil Rights Act and any and all other federal, state DocuSign Envelope ID: F3362FA7-CF18-48A2-9ADE-933B835CBE1A

US.359387005.04 Personal & Confidential Mr. James Dillard III September 29, 2023 Page 3 Initials _____ or local laws, and any contract, tort, or common law claims now or hereafter recognized, including, without limitation, any claim of breach of contract, promissory estoppel, detrimental reliance, wrongful discharge, false imprisonment, assault, battery, intentional infliction of emotional distress, defamation, slander, libel, fraud, invasion of privacy, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, conversion, and tortious interference with any type of third-party relationship, as well as any and all damages that may arise out of any such claims, including, without limitation, claims for economic loss, lost profits, loss of capital, lost wages, lost earning capacity, emotional distress, mental anguish, personal injuries, punitive damages, or any future damages, and claims of retaliation of any nature, including, but not limited to, the anti-retaliatory provisions of the statutes identified in this Paragraph 13. “Affiliate” means any member of the group of corporations, trades or businesses or other organizations compromising the “controlled group” with the Company. 14. Resignation of Officer Positions. Effective as of September 13, 2023, the Executive resigns his position as EVP and President of CSCA, and from any other position he holds with any of the Company's affiliates. While the Parties agree that such resignations are intended to be self-effectuating, the Executive further agrees to execute any documentation the Company determines necessary or appropriate to facilitate such resignations. 15. Exclusions from General Release. Excluded from the General Release above are any claims or rights which cannot be waived by law, including Employee’s right, if any, to workers’ compensation benefits (although Executive represents that Executive has reported all work-related injuries or illnesses, if any, that Executive suffered or sustained during employment with the Company), unemployment insurance benefits, or vested rights under any retirement plan. Executive understands that also excluded from the General Release is the right to file an administrative charge of discrimination (or similar charge) or to participate in any other type of state or federal investigation. However, by signing this Agreement Employee agrees that Employee is waiving any right to monetary or injunctive relief, recovery or reinstatement in connection with any such charge or investigation. 16. Confidential Information, Intellectual Property, and Company Property. Employee agrees to continue to abide by the terms and conditions of the Confidentiality Agreement entered into by Employee with the Company that is incorporated in its entirety into this Agreement by reference, as well as the Confidential Information covenants in Article X of the Policy that are also incorporated in their entirety into this Agreement by reference. 17. Return of Corporate Property and Records. Employee agrees to return to the Company, before commencement of payment of the severance, all of the Company’s property in Employee’s possession or control including Company credit cards and checks, Company provided computer equipment, flash drives, keys, Company car, and all books, records, files, notes, pricing information, customer lists and other data and information pertaining to the business of the Company in any format, delivered to or obtained by Employee or otherwise developed by Employee in connection with the performance of duties as an employee of the Company and Employee further agrees to retain no copies of any such materials in Employee’s possession or control. 18. Ownership of Claims. Employee represents that Employee has not transferred or assigned, or purported to transfer or assign, to any person or entity, any claim described in this Agreement. Employee further agrees to indemnify and hold harmless the Company against any and all claims based upon, arising out of, or in any way connected with any such actual or purported transfer or assignment. 19. Employee Acknowledgements. Employee further agrees that Employee is not aware of any job injury or illness for which Employee has not already filed a claim. Employee represents that Employee has not filed any action, claim, charge, or complaint against the Company with any local, state, federal, or Irish agency or court. 20. Complete Defense. Employee understands and agrees that this Agreement may be pled as a complete defense to and provides the basis for summary dismissal of any claim or entitlement released and waived DocuSign Envelope ID: F3362FA7-CF18-48A2-9ADE-933B835CBE1A

US.359387005.04 Personal & Confidential Mr. James Dillard III September 29, 2023 Page 4 Initials _____ by this Agreement which may be asserted in any suit or claim by the Employee against the Company, or those persons or entities released in this Agreement. 21. Cooperation. Executive agrees to be truthful in any and all investigations or statements regarding the Company and provide reasonable assistance to the Company and its advisors with any audit, investigation or any regulatory or judicial proceeding, litigation or administrative proceedings relating to events occurring during Executive’s employment with the Company, as to which he has knowledge, including, but not limited to, any matters upon which Executive was working at the time of Executive’s separation. Executive shall also be available to the Company for any meetings or conferences the Company deems necessary in preparation for the defense or prosecution of any such proceedings, including, but not limited to, interviews and factual investigations, affidavits, and appearing at the reasonable request of the Company to give testimony without the required services of a subpoena or any other legal process. The Company shall reimburse Executive for reasonable out-of-pocket costs and expenses (including travel, lodging and meals) incurred by Executive while Executive’s services are being utilized by the Company pursuant to this Section, subject to reasonable documentation and compliance with the standard expense reimbursement policy of the Company. 22. Indemnification. Parent and the Company shall indemnify Executive and hold Executive harmless to the fullest extent permitted by the laws the State of Michigan, against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses, and damages resulting from Executive’s good faith performance of Executive’s duties and obligations with the Company and its Affiliates. Parent and the Company shall cover Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after employment or non-employment service as a director or officer, as applicable, in the same amount and to the same extent as Parent and the Company cover their other officers and directors. These obligations shall survive the termination of Executive’s employment with the Company and its Affiliates. If any proceeding is brought or threatened against Executive in respect of which indemnity may be sought against the Company or its Affiliates pursuant to the foregoing, Executive shall notify the Company promptly in writing of the institution of such proceeding and the Company or its Affiliates shall assume the defense thereof and the employment of counsel and payment of all fees and expenses; provided, however, that if a conflict of interest exists between the Company or its applicable Affiliate and Executive such that it is not legally practicable for the Company or its applicable Affiliate to assume Executive’s defense, Executive shall be entitled to retain separate counsel reasonably acceptable to the Company or its applicable Affiliate and the Company or its applicable Affiliate shall assume payment of all reasonable fees and expenses of such counsel. 23. Nondisparagement. Executive shall not, directly or indirectly or through an agent, in any manner, publicly or privately (including through social media), disparage or impugn the reputation or character of the Company, including its management, products, services, and/or the Executive’s treatment by the Company. Executive will be responsible for any breach of this section caused by Executive, Executive’s attorneys, family members, representatives and agents. Executive will be in breach of this section if Executive, Executive’s family members, attorneys, representatives and/or agents engage in disparagement or violate this section. This covenant shall not be construed to interfere with Executive’s enforcement of this Agreement, pursuit of legal rights or claims not covered by the General Release in this Agreement, or ability to testify truthfully under oath pursuant to a subpoena, other legal process, or government investigation. 24. User IDs and Passwords. Immediately upon Company’s request, Executive agrees to provide all User IDs and Passwords used by Executive, and of any other party of which Executive is aware, to access Company ESI on Company computers, electronic devices, and software. 25. Re-employment. Executive agrees that Executive will disclose the existence of this Agreement in writing to the Company or its parent, subsidiaries and affiliates, should Executive ever seek employment with the DocuSign Envelope ID: F3362FA7-CF18-48A2-9ADE-933B835CBE1A

US.359387005.04 Personal & Confidential Mr. James Dillard III September 29, 2023 Page 5 Initials _____ Company or its parent, any subsidiary or affiliate in the future. Executive also agrees that this Agreement constitutes a legitimate, nondiscriminatory reason to decline to hire Executive, or to terminate Employee’s employment should Employee fail to disclose this Agreement as required above. 26. Miscellaneous. (a) In the event of Employee’s death, this Agreement is personal to and non-assignable by Executive but is binding upon Executive’s heirs and estate and the Executive’s estate shall be entitled to the continued payment of any severance pay and benefits remaining under this Agreement; (b) This Agreement is assignable by and is binding upon the Company’s successors and assigns but such assignment shall not relieve the Company of its obligations hereunder; (c) This Agreement is the entire agreement between the parties regarding Executive’s separation of employment with the Company and supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement, excluding the Irish Revenue Refund Agreement as amended by this Agreement, except as specifically noted in this Agreement; (d) No modification of this Agreement shall be valid unless it is in writing and signed by both parties; (e) This Agreement in no way shall be construed as an admission by the Company that it acted wrongfully toward Executive or that Executive has any rights against the Company for any wrongful action; (f) By executing this Agreement, Executive acknowledges that Executive’s employment has been at- will and that no one has made Executive promises relating to the length of Executive’s employment with the Company and that no one has promised Executive any future employment with the Company or any of its affiliates; (g) If any part of this Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable. 27. Default. In the event of default by Executive in complying with the terms of this Agreement and those incorporated by reference, as a partial remedy to the Company, the Company shall have the right to terminate payment of any severance pay and benefits owing to or that may become owing to Executive under this Agreement, provided that Executive receives at least $10,000, which is attributable to Executive’s waiver of any ADEA claims, which remaining amounts shall be fully and irrevocably forfeited, and pursue (i) such legal remedies as may be available to it to recover from Executive any damages suffered by the Company as a result of such default, and/or (ii) an appropriate action in equity, including an action for injunctive relief, as may be appropriate under the circumstances to protect itself against such default. Regardless of any default rights exercised by the Company under this Section of this Agreement, the Agreement itself shall continue to be in full force and effect and be fully binding on Executive. Executive acknowledges that the existence of any claim or cause of action against the Company by Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions and provisions contained in this Agreement. DocuSign Envelope ID: F3362FA7-CF18-48A2-9ADE-933B835CBE1A

US.359387005.04 Personal & Confidential Mr. James Dillard III September 29, 2023 Page 6 Initials _____ 28. Governing Law. This Agreement shall in all respects be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to state law, the internal laws of the State of Michigan shall apply, without regard to choice of law principles. 29. Acknowledgements. In signing this Agreement, Executive acknowledges that: (a) The Company has not provided Executive with any tax advice, and Executive is solely responsible for the tax consequences of compensation provided under this Agreement or under any Company benefit plan; (b) Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described in this Agreement, which Executive acknowledges as adequate and satisfactory and beyond that to which Executive is otherwise entitled; (c) Executive is advised by the Company to consult with an attorney before signing this Agreement; (d) Executive has at least forty-five (45) days in which to consider the Agreement and that Executive has signed on the date indicated below after concluding that this Agreement is satisfactory; (e) Executive is advised by the Company that this Agreement shall not become effective or enforceable until seven (7) days after Executive’s execution of this Agreement, provided that the Agreement is not timely revoked in accordance with this paragraph. Executive also understands that Executive may revoke this Agreement during the seven (7) day period. To be effective, Executive’s revocation must be in writing and delivered to Kimberly Shriver, Vice President, Global Total Rewards, Human Resources Department, 515 Eastern Ave., Allegan, Michigan 49010 within the seven (7) day revocation period. Executive understands that seven (7) days after Executive’s execution of this Agreement, this Agreement will become effective and enforceable without any further affirmative action by either Executive or the Company; (f) that neither the Company nor any of its agents, representatives, Executives, or attorneys, have made any representations to Executive concerning the terms or effects of this Agreement other than those contained in this Agreement; and (g) Executive has received a copy of the Perrigo Company plc U.S. Severance Policy As Amended and Restated February 13, 2019. Please contact Anne Blake-Dreher, Assistant General Counsel at 269-686-3560 if you have any questions. On behalf of Perrigo, I thank you for your service and wish you the best in your future endeavors. Sincerely, PERRIGO COMPANY, PLC By: Kimberly Shriver Kimberly Shriver Its: Vice President, Global Total Rewards DocuSign Envelope ID: F3362FA7-CF18-48A2-9ADE-933B835CBE1A

DocuSign Envelope ID: F3362FA7-CF18-48A2-9ADE-933B835CBE1A

Personal & Confidential
Mr. James Dillard III
September 29, 2023
Page 7

I have read this Perrigo Company Confidential Waiver and Release Agreement and I understand all of its terms. I enter into and sign this Perrigo Company Confidential Waiver and Release Agreement knowingly and voluntarily no sooner than November 1, 2023, with full knowledge of what it means.

Date: 14-Nov-2023 | 6:45 GMT

DocuSigned by:
B8B54322D9D3459...
James Dillard III

PLEASE RETURN TO:

Kimberly Shriver
Vice President of Global Total Rewards
Human Resources Department
Perrigo Company plc
515 Eastern Avenue
Allegan, MI 49010
kimberly.shriver@perrigo.com

DS
Initials

US.359387005.04